EXHIBIT 99.1

Renavotio, Inc. (OTC:RIII) Provides Shareholder Update and 2021 Outlook

Tulsa, Ok- (Newsfile Corp. – January 19, 2021) – Renavotio, Inc. (OTCQB: RIII), (“Renavotio,” or the “Company”) today announced a shareholder update discussing  its business operations and the Company’s outlook for 2021.

Renavotio believes that  President-Elect Biden’s proposed $1.9 trillion economic stimulus package will benefit state and local economies and their infrastructure development and maintenance programs, which proposes spending $350 billion on state, local and territorial governments and  making a $35 billion investment in some state, local, tribal, and non-profit financing programs. Additionally, the package provides  proposed assistance for small businesses of  $15 billion to create a new grant program for small business owners, separate from the existing Paycheck Protection Program.

The  stimulus package proposed funding of $350 billion into state and municipal coffers across the country presents Renavotio with increased bidding opportunities for Oklahoma infrastructure projects, which have been on hold due to the pandemic, resulting in closed municipalities and delayed funding. Utility Management Corp. has consolidated all of it operations at the Ochelata, Oklahoma location, which has reduced operating costs and eliminated duplicated facilities, insurance and management costs.

Cross-Bo Construction  has identified and placed bids on 3 regional projects  in excess of  $2 million dollars and award notification is expected in the first quarter. Cross-Bo will continue to actively pursue the municipal bid market. Utility Management Corp. (UMC) has added two additional water districts to its Utility Management portfolio and plans to double its managed water districts over the next 24 months with an aggressive campaign. UMC continues its push as a smart water infrastructure provider by focusing on “smart” infrastructure data systems and process automation for satellite water system components. Renavotio Infratech has redirected its PPE business to purchase programs with the manufacturers of gloves, masks, gowns and PPE related products,  to guarantee product origination, quality, delivery and direct sales to the end users while creating  seamless transactions.

“We view this economic stimulus package as very positive for Renavotio as we enter 2021. The proposed financial measures for states and towns should spur further infrastructure, water, and utility development projects and upgrades, and Renavotio plans to capitalize on these new opportunities as they develop. We plan to continue strengthening our financial picture, growing operations by adding new customers and geographies, and expect to benefit from the  government stimulus plan,” said William “Billy” Robinson, CEO of Renavotio.

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ABOUT REVAVOTIO, INC.

Renavotio’s business focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. www.renavotio.com

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries.  Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users.  UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, capital markets, political and social uncertainties.  There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.   Accordingly, readers should not place undue reliance on forward-looking statements.  No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact:
Renavotio, Inc.

601 South Boulder Ave.

Suite 600

Tulsa, OK 74119
Email Contact: brobinson@renavotio.com
Telephone: 1-888-928-1312

Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: lisa@skylineccg.com

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